EXHIBIT 23.1.6

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2015, with respect to the balance sheet of ATEL Managing Member, LLC as of December 31, 2014 included in the Pre-Effective Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-203841) and Prospectus of ATEL 17, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

November 10, 2015